Exhibit 99

News Release

Burger King Holdings, Inc. Reports Fourth Quarter and Full Year Results

MIAMI, FL – March 14, 2012 – Burger King Holdings, Inc. (the “Company”) today reported its financial results for the quarter and year ended December 31, 2011.

“2011 was a pivotal year for the BURGER KING® brand, globally. In just one year following the acquisition, we refocused our business priorities in North America, accelerated our international growth and established a corporate culture of fiscal responsibility and ownership,” said Daniel Schwartz, chief financial officer. “These efforts enabled us to deliver 29 percent year over year growth in adjusted EBITDA to $585.0 million. Our positive results were achieved by delivering strong results in our international businesses coupled with corporate cost savings measures.”

Summary of Fourth Quarter Results:

•	System-wide comparable sales grew by 1.2 percent compared to the prior year period, with Latin America and Caribbean (“LAC”) and Europe, Middle East and Africa (“EMEA”) driving the positive results;

•	Net restaurant growth (“NRG”) of 117 restaurants, compared to 45 restaurants in the prior year period;

•

Adjusted EBITDA increased by 35 percent, or $40.1 million, compared to the prior year period due to strong results in LAC and EMEA and continued benefits from the Company’s previously disclosed global restructuring and zero-based budgeting (“ZBB”) program;

•

Adjusted net income was $54.5 million, compared to $19.2 million for the prior year period despite increased interest costs due to strong results in LAC and EMEA and continued benefits from the Company’s global restructuring and ZBB program;

•

Net income was $29.4 million, compared to a loss of $93.9 million for the prior year period. The improvement from the prior year period is primarily due to the impact of transaction costs incurred in connection with the acquisition of the Company in October 2010; and

•

Management general and administrative (“Management G&A”) expenses decreased by 32 percent, or $28.4 million, compared to the prior year period. Total selling, general and administrative expenses decreased by 56 percent, or $144.1 million, compared to the prior year period. These decreases are primarily attributable to the results of our global restructuring and ZBB program.

Summary of Full-Year Results:

•	System-wide comparable sales were negative 0.5 percent, with negative results in North America and Asia Pacific (“APAC”) largely offset by positive results in LAC and EMEA;

•	System-wide sales grew by 1.7 percent compared to the prior year;

•	NRG totaled 261 restaurants, compared to 173 restaurants in the prior year;

•	Adjusted EBITDA increased by 29 percent to $585.0 million, for the same reasons as set forth above for the fourth quarter;

•	Adjusted net income was $197.4 million, compared to $161.7 million in the prior year, for the same reasons as set forth above for the fourth quarter;

•	Net income was $107.0 million, compared to $59.6 million in the prior year, for the same reasons as set forth above for the fourth quarter;

•

Management G&A expenses decreased by 30 percent, or $107.2, million, compared to the prior year for the same reasons as set forth above for the fourth quarter. Total selling, general and administrative expenses for 2011 decreased by 33 percent, or $202.0 million, compared to the prior year for the same reasons as set forth above for the fourth quarter; and

•	Total net debt to adjusted EBITDA ratio was 3.9x as of December 31, 2011, a 1.8x decrease over the total net debt to adjusted EBITDA ratio of 5.7x as of December 31, 2010.

2012 Outlook:

Looking ahead to 2012, the Company believes that it is well positioned to capitalize on its positive momentum and will remain focused on its core business priorities to strengthen its business in North America. Additionally, the Company remains dedicated to aggressively expanding its global footprint through large franchisee development in key international markets.

Investor Conference Call

The Company will host an investor conference call and webcast at 8:30 a.m. EDT, Thursday, March 15, 2012, to review financial results for the quarter and year ended December 31, 2011. During the call, Chief Financial Officer Daniel Schwartz, President of North America Steven Wiborg, and Controller and Chief Accounting Officer Jackie Friesner will discuss the Company’s results.

The earnings call will be broadcast live via the Company’s investor relations website at http://investor.bk.com and will be available for replay for 30 days. All persons interested in actively participating during the question and answer portion of the earnings call will need to contact Jackie Friesner at the phone number or e-mail address listed below by 5:00 p.m. EDT today, Wednesday, March 14, 2012.

About Burger King Holdings, Inc.

Founded in 1954, BURGER KING® is the second largest fast food hamburger chain in the world. The original HOME OF THE WHOPPER®, the BURGER KING® system operates in over 12,500 locations serving over 11 million guests daily in 81 countries and territories worldwide. Approximately 90 percent of BURGER KING® restaurants are owned and operated by independent franchisees, many of them family-owned operations that have been in business for decades. Burger King Corp. is privately-held by 3G Capital, a multi-billion dollar, global investment firm focused on long-term value creation. For more information on 3G Capital, please go to

http://3g-capital.com. To learn more about Burger King Corp., please visit the company’s website at www.bk.com or follow us on Facebook and Twitter.

Source: Burger King Holdings, Inc.

Contacts:

BKC Communications

Miguel Piedra

305-378-7277

mediainquiries@whopper.com

BKC Investor Relations

Jackie Friesner

305-378-7696

investor@whopper.com

Forward-Looking Statements

This press release contains certain forward-looking statements, which reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. These forward-looking statements include statements about the Company’s expectations and beliefs regarding its ability to capitalize on its positive momentum to strengthen its business in North America and its expectations and beliefs regarding its ability to expand its global footprint through large franchisee development in key international markets. The factors that could cause actual results to differ materially from the Company’s expectations are detailed in the Company’s filings with the Securities and Exchange Commission, such as its annual and quarterly reports and current reports on Form 8-K, including the following: risks related to the Company’s ability to successfully implement its domestic and international growth strategy and risks related to the Company’s international operations; and risks related to the effectiveness of the Company’s marketing and advertising programs.

	$(000,00)	$(000,00)	$(000,00)	$(000,00)
BURGER KING HOLDINGS, INC. AND SUBSIDIARIES Condensed Consolidated Statements of Operations (Unaudited)
	Successor	Successor/ Predecessor(1)
	Three Months Ended December 31,		Increase / (Decrease)
	2011	2010	$	%
	(In millions, except %’s)
Revenues:
Company restaurant revenues	$404.4	$416.4	$(12.0)	(3)%
Franchise and property revenues	176.2	168.0	8.2	5%

Total revenues	580.6	584.4	(3.8)	(1)%
Company restaurant expenses:
Food, paper and product costs	127.4	129.6	(2.2)	(2)%
Payroll and employee benefits	116.7	123.7	(7.0)	(6)%
Occupancy and other operating costs	107.2	112.7	(5.5)	(5)%

Total company restaurant expenses	351.3	366.0	(14.7)	(4)%
Franchise and property expenses	25.5	25.2	0.3	1%
Selling, general and administrative expenses	113.9	258.0	(144.1)	(56)%
Other operating (income) expense, net	1.5	(7.0)	8.5	(121)%

Total operating costs and expenses	492.2	642.2	(150.0)	(23)%

Income (loss) from operations	88.4	(57.8)	146.2	(253)%

Total interest expense, net	49.4	60.5	(11.1)	(18)%
Loss on early extinguishment of debt	1.8	—	1.8	NM

Income (loss) before income taxes	37.2	(118.3)	155.5	131%
Income tax expense (benefit)	7.8	(24.4)	32.2	132%

Net income (loss)	$29.4	$(93.9)	$123.3	131%

NM - not meaningful

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES Condensed Consolidated Statements of Operations (Unaudited)
	Successor	Successor/ Predecessor(1)
	Year Ended December 31,		Increase / (Decrease)
	2011	2010	$	%
	(In millions, except %’s)
Revenues:
Company restaurant revenues	$1,638.7	$1,739.5	$(100.8)	(6)%
Franchise and property revenues	697.0	664.9	32.1	(2)%

Total revenues	2,335.7	2,404.4	(68.7)	(3)%
Company restaurant expenses:
Food, paper and product costs	524.7	550.6	(25.9)	(5)%
Payroll and employee benefits	481.2	530.1	(48.9)	(9)%
Occupancy and other operating costs	441.5	451.8	(10.3)	(2)%

Total company restaurant expenses	1,447.4	1,532.5	(85.1)	(6)%
Franchise and property expenses	97.1	76.5	20.6	27%
Selling, general and administrative expenses	416.9	618.9	(202.0)	(33)%
Other operating (income) expense, net	11.3	(18.1)	29.4	(162)%

Total operating costs and expenses	1,972.7	2,209.8	(237.1)	(11)%

Income from operations	363.0	194.6	168.4	87%

Total interest expense, net	194.8	96.6	98.2	102%
Loss on early extinguishment of debt	21.4	—	21.4	NM

Income before income taxes	146.8	98.0	48.8	50%
Income tax expense	39.8	38.4	1.4	4%

Net income	$107.0	$59.6	$47.4	80%

NM - not meaningful

As previously reported, on the merger date of October 19, 2010, the Company was acquired by an affiliate of 3G Capital in a transaction accounted for as a business combination using the acquisition method of accounting. During the quarter ended December 31, 2011, the company finalized its allocation of consideration to net assets acquired. All purchase price allocations have been reflected on a retrospective basis as of the merger date.

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES

Key Business Measures

(Unaudited)

	(000.00)	(000.00)	(000.00)	(000.00)
	Successor	Successor/ Predecessor(1)	Successor	Successor/ Predecessor(1)
	For the		For the
	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
	(In constant currencies)
Comparable Sales Growth:
U.S. and Canada	(2.0)%	(5.8)%	(3.4)%	(4.4)%
EMEA	7.3%	(2.8)%	4.3%	(0.3)%
LAC	9.7%	5.6%	7.9%	3.8%
APAC	(1.2)%	1.2%	(0.4)%	1.8%
Total System-wide Comparable Sales Growth	1.2%	(3.7)%	(0.5)%	(2.4)%

Sales Growth:
U.S. and Canada	(2.0)%	(5.1)%	(3.3)%	(3.7)%
EMEA	9.3%	3.4%	6.5%	6.2%
LAC	8.2%	15.6%	13.5%	13.9%
APAC	4.0%	14.6%	13.2%	21.6%
Total System-wide Sales Growth	2.2%	0.0%	1.7%	1.5%

Company Restaurant Margin:
U.S. and Canada	13.5%	13.2%	12.1%	13.0%
EMEA	13.9%	11.1%	10.7%	9.4%
LAC	18.7%	13.1%	18.9%	17.1%
APAC	(1.4)%	(3.8)%	1.6%	(0.2)%
Total Company Restaurant Margin	13.2%	12.1%	11.7%	11.9%

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES

Restaurant Count

(Unaudited)

	As of December 31,
	2011	2010	Increase / (Decrease)
Restaurant Count Data:
Number of Company restaurants:
U.S. and Canada	939	984	(45)
EMEA	192	203	(11)
LAC	97	96	1
APAC	67	61	6

Total Company restaurants	1,295	1,344	(49)

Number of franchise restaurants:
U.S. and Canada	6,561	6,566	(5)
EMEA	2,690	2,525	165
LAC	1,125	1,044	81
APAC	841	772	69

Total franchise restaurants	11,217	10,907	310

Total system-wide restaurants	12,512	12,251	261

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES

Non-GAAP Financial Measures

(Unaudited)

To supplement our condensed consolidated financial statements presented on a U.S. Generally Accepted Accounting Principles (“GAAP”) basis, the Company reports the following non-GAAP financial measures: EBITDA, adjusted EBITDA, adjusted net income, adjusted income tax expense, net debt, and net debt to adjusted EBITDA ratio.

EBITDA is defined as earnings (net income or loss) before interest, taxes, depreciation and amortization, and is used by management to measure operating performance of the business.

Subsequent to our acquisition, management adopted a business strategy focused on increasing franchise restaurant development and realigning our restaurant portfolio to increase our ratio of franchise to Company restaurants. In connection with the adoption of this strategy, we have incurred and expect to continue to incur significant costs related to various restructurings and projects, as further defined in the non-GAAP reconciliation footnotes. We believe these costs are not indicative of our core operations and therefore have further adjusted these amounts from EBITDA to arrive at adjusted EBITDA. We believe that EBITDA and adjusted EBITDA improve the comparability of Predecessor and Successor results of operations because the application of acquisition accounting resulted in non-comparable depreciation and amortization for Predecessor and Successor periods.

During the quarter ended December 31, 2011, we revised our measure of segment income from operating income to adjusted EBITDA. EBITDA and adjusted EBITDA are also used as part of our incentive compensation program for our executive officers and others and are factors in our tangible and intangible asset impairment tests. EBITDA and adjusted EBITDA are intended to provide additional information only and do not have any standard meaning prescribed by GAAP.

Adjusted net income is used by management to evaluate and forecast earnings from ongoing operations excluding the impact of unusual items. This measure is used by management to evaluate and forecast earnings from ongoing operations, as further defined in the non-GAAP reconciliations. Net debt to adjusted EBITDA ratio is used by management to evaluate and forecast the Company’s business performance.

We believe these non-GAAP financial measures are useful to investors, analysts and other external users of our consolidated financial statements. They are widely used by investors to measure operating performance without regard to items such as income taxes, net interest expense, depreciation and amortization, non-cash stock compensation expense and other infrequent or unusual items, which can vary substantially from company to company depending upon accounting methods and book value of assets, financing methods, capital structure and the method by which assets were acquired. Further, management believes that these non-GAAP measures provide both management and investors with a more complete understanding of operating results, capital structure and trends and an enhanced overall understanding of the Company’s financial performance.

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES

Non-GAAP Reconciliations

(Unaudited)

Reconciliations for EBITDA, adjusted EBITDA, adjusted income tax expense, adjusted net income and net debt to adjusted EBITDA ratio are as follows:

	Successor	Successor/ Predecessor(1)
	Three Months Ended December 31,
	2011	2010
EBITDA and adjusted EBITDA	(In millions)

Net income	$29.4	$(93.9)
Interest expense, net	49.4	60.5
Loss on early extinguishment of debt	1.8	—
Income tax expense	7.8	(24.4)
Depreciation and amortization	33.3	33.2

EBITDA	121.7	(24.6)

Adjustments:
Share-based compensation and non-cash incentive compensation expense(2)	5.5	0.7
Other operating (income) expense, net	1.5	(7.0)
Transaction costs(3)	1.1	77.7
Global restructuring and related professional fees(4)	13.8	67.2
Field optimization project costs(5)	3.4	—
Global portfolio realignment project costs(6)	7.1	—

Total adjustments	32.4	138.6

Adjusted EBITDA	$154.1	$114.0

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES

Non-GAAP Reconciliations

(Unaudited)

	Successor	Successor/ Predecessor(1)
	Year Ended December 31,
	2011	2010
EBITDA and adjusted EBITDA	(In millions)

Net income	$107.0	$59.6
Interest expense, net	194.8	96.6
Loss on early extinguishment of debt	21.4	—
Income tax expense	39.8	38.4
Depreciation and amortization	136.4	118.0

EBITDA	499.4	312.6

Adjustments:
Share-based compensation and non-cash incentive compensation expense(2)	6.4	14.1
Other operating (income) expense, net	11.3	(18.1)
Transaction costs(3)	3.2	77.7
Global restructuring and related professional fees(4)	46.5	67.2
Field optimization project costs(5)	10.6	—
Global portfolio realignment project costs(6)	7.6	—

Total adjustments	85.6	140.9

Adjusted EBITDA	$585.0	$453.5

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES

Non-GAAP Reconciliations

(Unaudited)

	Successor	Successor/ Predecessor(1)
	Three Months Ended December 31,
	2011	2010
Adjusted net income	(In millions)

Net income	$29.4	$(93.9)
Income tax expense (benefit)	7.8	(24.4)

Income before income taxes	37.2	(118.3)
Adjustments:
Franchise agreement amortization	5.4	4.7
Amortization of deferred financing costs and original issue discount	4.0	2.0
Loss on early extinguishment of debt	1.8	—
Other operating (income) expense, net	1.5	(7.0)
Transaction costs(3)	1.1	77.7
Global restructuring and related professional fees(4)	13.8	67.2
Field optimization project costs(5)	3.4	—
Global portfolio realignment project costs(6)	7.1	—

Total adjustments	38.1	144.6
Adjusted income before income taxes	75.3	26.3

Adjusted income tax expense (7)	20.8	7.1

Adjusted net income	$54.5	$19.2

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES

Non-GAAP Reconciliations

(Unaudited)

	Successor	Successor/ Predecessor(1)
	Year Ended December 31,
	2011	2010
Adjusted net income	(In millions)

Net income	$107.0	$59.6
Income tax expense	39.8	38.4

Income before income taxes	146.8	98.0
Adjustments:

Franchise agreement amortization	21.8	9.4
Amortization of deferred financing costs and original issue discount	14.5	3.6
Loss on early extinguishment of debt	21.4	—
Other operating (income) expense, net	11.3	(18.1)
Transaction costs(3)	3.2	77.7
Global restructuring and related professional fees(4)	46.5	67.2
Field optimization project costs(5)	10.6	—
Global portfolio realignment project costs(6)	7.6	—

Total adjustments	136.9	139.8

Adjusted income before income taxes	283.7	237.8

Adjusted income tax expense (7)	86.3	76.1

Adjusted net income	$197.4	$161.7

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES

Non-GAAP Reconciliations

(Unaudited)

	Successor		Successor/ Predecessor(1)
	As of December 31,
	2011		2010
Net debt to adjusted EBITDA	(In millions, except ratios)

Long term debt, net of current portion	$2,585.9		$2,652.0
Capital leases, net of current portion	95.4		103.9
Current portion of long term debt and capital leases	33.5		36.2

Total Debt	2,714.8		2,792.1
Cash and cash equivalents	458.8		207.0
Net debt	2,256.0		2,585.1
YTD adjusted EBITDA	585.0		453.5

Net debt / adjusted EBITDA	3.9	x	5.7	x

BURGER KING HOLDINGS, INC. AND SUBSIDIARIES

Non-GAAP Reconciliations

(Unaudited)

(1)	References to the three months ended December 31, 2010, relate to the combined results of the October 1, 2010 through October 18, 2010 results for the Predecessor and October 19, 2010 through December 31, 2010, results for the Successor. References to the twelve months ended December 31, 2010, relate to the combined results of the January 1, 2010 through October 18, 2010 results for the Predecessor and October 19, 2010 through December 31, 2010 results for the Successor.

(2)	Represents share-based compensation expense associated with employee stock options, as well as the portion of annual non-cash incentive compensation that eligible employees elected to receive as common equity in lieu of their 2011 cash bonus.

(3)	Represents expenses incurred related to the acquisition of the Company.

(4)	Represents severance benefits, other severance-related costs and related professional fees incurred in connection with the company’s global restructuring efforts, the voluntary resignation severance program offered for a limited time to eligible employees based at its Miami headquarters and additional reductions in corporate and field positions in the U.S.

(5)	Represents severance-related costs, compensation costs for overlap staffing, travel expenses, consulting and training costs incurred in connection with the Company’s efforts to expand and enhance its U.S. field organization.

(6)	Represents costs associated with an ongoing project to realign our global restaurant portfolio by refranchising our Company restaurants and establishing strategic partners and joint ventures to accelerate development. These costs primarily include severance related costs and fees for professional services.

(7)	Adjusted income tax expense for the three and twelve months ended December 31, 2011 and 2010 is calculated using the Company’s actual tax rate for all items with the exception of the adjustments listed above to which a blended normalized rate of 34.0% and 30.0%, respectively, has been applied based on our mix of income and tax rates in multiple jurisdictions. Adjusted income tax expense for the twelve months ended December 31, 2010 is further adjusted for the tax benefit realized from the sale of our Netherlands legal entity in September 2010 and additional tax costs associated with the transaction.

Burger King Holdings, Inc. and Subsidiaries

Supplementary Data

(Unaudited)

Our selling, general and administrative expenses were comprised of the following:

	Successor	Successor/ Predecessor(1)
	Three Months Ended December 31,
	2011	2010	% Change
	(In millions, except %'s)
Selling expenses	$20.0	$21.2	(6)%

Management general and administrative expenses	59.1	87.5	(32)%
Share-based compensation and non-cash incentive compensation expense(2)	5.5	0.7	686%
Depreciation and amortization	3.9	3.7	5%
Transaction costs(3)	1.1	77.7	NM
Global restructuring and related professional fees(4)	13.8	67.2	NM
Field optimization project costs(5)	3.4	—	NM
Global portfolio realignment project costs(6)	7.1	—	NM

Total general and administrative expenses	93.9	236.8	(60)%

Selling, general and administrative expenses	$113.9	$258.0	(56)%

NM - not meaningful

	Successor	Successor/ Predecessor(1)
	Year Ended December 31,
	2011	2010	% Change
	(In millions, except %'s)
Selling expenses	$78.2	$86.2	(9)%

Management general and administrative expenses	248.5	355.7	(30)%
Share-based compensation and non-cash incentive compensation expense(2)	6.4	14.1	(55)%
Depreciation and amortization	15.9	18.0	(12)%
Transaction costs(3)	3.2	77.7	NM
Global restructuring and related professional fees(4)	46.5	67.2	NM
Field optimization project costs(5)	10.6	—	NM
Global portfolio realignment project costs(6)	7.6	—	NM

Total general and administrative expenses	338.7	532.7	(36)%

Selling, general and administrative expenses	$416.9	$618.9	(33)%

NM - not meaningful